This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.

Legg Mason Capital Management, Inc.


By:_____/s/_Nicholas C. Milano_________________________________
        Nicholas C. Milano, Chief Compliance Officer

Legg Mason Value Trust, Inc.


By:____/s/_Gregory T. Merz_____________________________________
      Gregory T. Merz, Vice President

LMM LLC


By:_____/s/_Nicholas C. Milano_________________________________
      Nicholas C. Milano, Chief Compliance Officer